Exhibit 10.1

SHARE EXCHANGE AGREEMENT

This SHARE EXCHANGE AGREEMENT (the “Agreement”) is entered into as of April 21, 2017 by and among Meridian Waste Solutions, Inc., a New York corporation (the “Company” or “Meridian”); Mobile Science Technologies, Inc., a Georgia corporation (“MSTI”) and the shareholders of MSTI excluding the Company (each, a “Selling Shareholder” and, collectively, the “Selling Shareholders” and, together with the Company and MSTI, the “Parties” and each, a “Party”).

WHEREAS, there are currently 33,333,333 shares of common stock of MSTI issued and outstanding, of which 5,000,000 shares are owned by the Company and 28,333,333 shares are owned by the Selling Shareholders (the “Exchange Shares”);

WHEREAS, the Selling Shareholders believe that it is in their best interests to exchange (the “Exchange”) all of the Exchange Shares for the Meridian Stock (as defined herein);

WHEREAS, the Company believes it is in its best interests and that of its shareholders to issue the Meridian Stock in exchange for the issuance of the Exchange Shares, all upon the terms and subject to the conditions set forth in this Agreement; and

WHEREAS, it is the intention of the Parties that the Exchange qualify as a tax-free organization under Section 368(a)(1)(B) of the United States Internal Revenue Code of 1986, as amended, and a transaction in securities exempt from registration or qualification under the Securities Act of 1933, as amended (the “Securities Act”).

NOW THEREFORE, on the stated premises and for and in consideration of the mutual covenants and agreements hereinafter set forth and the mutual benefits to the Parties to be derived herefrom, and intending to be legally bound hereby, the Parties hereby agree as follows:

ARTICLE I

SHARE EXCHANGE

Section 1.01    Incorporation of Recitals. The recitals set forth hereinabove are incorporated herein by reference with the same force and effect as if fully set forth hereinafter.

Section 1.02    The Exchange.

(a)          On the terms and subject to the conditions set forth in this Agreement, the Selling Shareholders shall assign, transfer and deliver, free and clear of all liens, all of the Exchange Shares to the Company, in exchange for the issuance of that certain number of shares of common stock of the Company, par value $0.025 per share, such that at the Closing (as defined below) of the Agreement, MSTI shall be a wholly owned subsidiary of the Company.

(b)         Pursuant to the Exchange, the Company shall issue to the Selling Shareholders pro-rata in accordance with their ownership in MSTI 1,083,017 shares of restricted common stock of the Company (the “Meridian Stock”) valued at $2.90 per share, in accordance with the following schedule: (i) on the Closing Date (as defined below) 403,865 shares of Meridian Stock will be issued in accordance with Schedule I attached hereto; and (ii) the remaining 679,153 shares of Meridian Stock will be issued as follows: (a) upon revenues attributable to the business of MSTI reaching $150,000, 226,384 shares of Meridian Stock will be issued in accordance with Schedule I; (b) upon revenues attributable to the business of MSTI reaching $300,000, an additional 226,384 shares of Meridian Stock will be issued in accordance with Schedule I; and (c) upon revenues attributable to the business of MSTI reaching $500,000, the final 226,384 shares of Meridian Stock will be issued in accordance with Schedule I; provided, however, in the event that any shares of Meridian Stock have not been issued prior to the one-year anniversary of the Closing Date due to failure to meet the foregoing milestones, or for any other reason, such remaining shares of Meridian Stock will be issued as is necessary to reflect the issuance totals set forth in Schedule I.

Section 1.03  Assignment and Assumption of Liabilities. Upon Closing (as defined below), all financial and contractual obligations and liabilities of MSTI incurred prior to and due as of or after the date hereof shall be assigned to and assumed by the Company.

Section 1.04  Closing. The closing (the “Closing”) of the transactions contemplated by this Agreement (the “Transactions”) shall take place on such date that all conditions precedent and obligations of the Parties to consummate such Transactions contemplated hereby are satisfied or waived, at such location to be determined by the Company or such other date and time as the Parties may mutually determine (the “Closing Date”).

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF MSTI

MSTI represents and warrants to the Company that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 2.01.   Organization, Standing and Corporate Power. MSTI is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Georgia and has the requisite organizational power and authority to carry on its business as now being conducted. MSTI is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect. As used herein the term “Material Adverse Effect” or “Material Adverse Change” shall mean any change or effect that either individually or in the aggregate with all other such changes or effects is materially adverse to the business, assets, properties, condition (financial or otherwise) or results of operations of the Parties taken as a whole.

Section 2.02     Subsidiaries. As of the date hereof, MSTI has no subsidiaries.

Section 2.03    Capital Structure. The issued and outstanding equity of MSTI consists of 33,333,333 shares of common stock that are held by 14 shareholders as listed on the Company’s books and records and set forth on Schedule I attached hereto. MSTI has no other securities of any nature issued, reserved for issuance or outstanding. The Exchange Shares are duly authorized, validly issued, fully paid and non-assessable and not subject to preemptive rights.

Section 2.04    Authorization, Enforceability, Non-Contravention. MSTI has the requisite power and authority to enter into this Agreement and to consummate the Exchange. The execution and delivery of this Agreement by MSTI and the consummation by MSTI of the transactions contemplated hereby have been duly authorized by all necessary company action on the part of MSTI. This Agreement has been duly executed and delivered by MSTI and constitutes a valid and binding obligation of MSTI, enforceable against MSTI in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions hereof will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any material lien upon any of the properties or assets of MSTI. The execution and delivery of this Agreement, and the consummation of the transactions contemplated hereby have been duly authorized by all necessary company action, including action by the Selling Shareholders, as required by applicable law and this Agreement has been duly executed by authorized signatories;

Section 2.05    Books and Records. The minute books and other similar records of MSTI contain complete and accurate records of all actions taken at any meetings of MSTI, board of managers or any committee thereof and of all written consents executed in lieu of the holding of any such meeting. The books and records of MSTI, as previously made available to the Company, accurately reflect the assets, liabilities, business, financial condition and results of operations of MSTI and have been maintained in accordance with good business and bookkeeping practices.

Section 2.06    Permits. MSTI has each license, franchise, permit, certificate, approval or other similar authorization required in connection with the conduct of, or otherwise affecting or relating in any way to, the business (the “Permits”). The Permits are valid and in full force and effect; MSTI is not in default, and no condition exists that with notice or lapse of time could constitute a default, under the Permits; no proceedings are pending or threatened to revoke or amend any Permit; the Permits are freely assignable; and none of the Permits shall be terminated or impaired or become terminable, in whole or in part, as a result of the transactions contemplated by this Agreement; and

Section 2.07    Litigation; Labor Matters; Compliance with Laws.

(i)          To the actual knowledge of MSTI, there is no suit, action or proceeding or investigation pending or threatened against or affecting MSTI or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or prevent, hinder or materially delay the ability of MSTI to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against MSTI having, or which, insofar as reasonably could be foreseen by MSTI, in the future could have, a Material Adverse Effect.

(ii)          To its actual knowledge, the conduct of the business of MSTI complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

Section 2.08    Absence of Certain Changes or Events. MSTI has conducted its business only in the ordinary course consistent with past practice in light of its current business circumstances, and there is not and has not been: (i) any Material Adverse Change with respect to MSTI; (ii) any condition, event or occurrence which, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect or give rise to a Material Adverse Change with respect to MSTI; (iii) any condition, event or occurrence which could reasonably be expected to prevent, hinder or materially delay the ability of MSTI to consummate the transactions contemplated by this Agreement.

Section 2.09    Tax Returns and Tax Payments. MSTI has timely filed all tax returns required to be filed by it, have paid all taxes shown thereon to be due and have provided adequate reserves in their financial statements for any taxes that have not been paid, whether or not shown as being due on any returns. No material claims for unpaid taxes have been made or have become a material lien against the property of MSTI or is being asserted against MSTI, no audit of any tax return of MSTI is being conducted by a tax authority, and no extension of the statute of limitations on the assessment of any taxes has been granted by MSTI and is currently in effect.

Section 2.10    Environmental Matters. To the actual knowledge of MSTI, MSTI is in compliance with all applicable Environmental Laws except for such violation thereof would not have a Material Adverse Effect. “Environmental Laws” means all applicable federal, state and local statutes, rules, regulations, ordinances, orders, decrees and common law relating in any manner to contamination, pollution or protection of human health or the environment, and similar state laws.

Section 2.11    Material Contract Defaults. MSTI is not, or has not, received any notice or have any knowledge that any other party is, in default in any respect under any Material Contract; and there has not occurred any event that with the lapse of time or the giving of notice or both would constitute such a material default. For purposes of this Agreement, a “Material Contract” means any contract, agreement or commitment that is effective as of the Closing Date to which MSTI is a party (i) with expected receipts or expenditures in excess of $100,000, (ii) requiring MSTI to indemnify any Person, (iii) granting exclusive rights to any party, (iv) evidencing indebtedness for borrowed or loaned money in excess of $100,000 or more, including guarantees of such indebtedness, or (v) which, if breached by MSTI in such a manner would (A) permit any other party to cancel or terminate the same (with or without notice of passage of time) or (B) provide a basis for any other party to claim money damages (either individually or in the aggregate with all other such claims under that contract) from MSTI or (C) give rise to a right of acceleration of any material obligation or loss of any material benefit under any such contract, agreement or commitment.

Section 2.12    Properties. MSTI has good, clear and marketable titles to all the tangible properties and tangible assets owned by MSTI or acquired after the date thereof which are, individually or in the aggregate, material to MSTI’s business (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business), free and clear of all liens.

Section 2.13    Trademarks and Related Contracts.

(i)          Except as disclosed in this Agreement, MSTI (i) owns or has the right to use, free and clear of all material liens, claims and restrictions, all patents, trademarks, service marks, trade names, copyrights, licenses and rights with respect to the foregoing used in or necessary for the conduct of its business as now conducted or proposed to be conducted without infringing upon or otherwise acting adversely to the right or claimed right of any Person under or with respect to any of the foregoing and (ii) is not obligated or under any liability to make any payments by way of royalties, fees or otherwise to any owner or licensor of, or other claimant to, any patent, trademark, service mark, trade name, copyright or other intangible asset, with respect to the use thereof or in connection with the conduct of its business or otherwise.

(ii)          MSTI owns and has the unrestricted right to use all trade secrets, if any, including know-how, negative know-how, formulas, patterns, programs, devices, methods, techniques, inventions, designs, processes, computer programs and technical data and all information that derives independent economic value, actual or potential, from not being generally known by competitors (collectively, “intellectual property”) required for or incident to the development, operation and sale of all products and services sold by MSTI, free and clear of any right, lien or claim of others; provided, however, the possibility exists that other Persons, completely independent of MSTI or its employees or agents, could have developed intellectual property similar or identical to that of MSTI. Except as disclosed in the Agreement, MSTI is not aware of any such development of substantially identical trade secrets or technical information by others.

Section 2.14    Certain Employee Payments. MSTI is not party to any employment agreement which could result in the payment to any current, former or future director or employee of MSTI of any money or other property or rights or accelerate or provide any other rights or benefits to any such employee or director as a result of the transactions contemplated by this Agreement, whether or not (i) such payment, acceleration or provision would constitute a “parachute payment” (within the meaning of Section 280G of the Code), or (ii) some other subsequent action or event would be required to cause such payment, acceleration or provision to be triggered.

Section 2.15    Undisclosed Liabilities. To its actual knowledge, MSTI does not have any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated and whether due or to become due), except for those liabilities which arise under (a) liabilities shown on the Financial Statements (as defined below) (b) liabilities which have arisen since the date of the Financial Statements in the ordinary course of business which do not exceed $5,000.00 in the aggregate and (c) contractual and other liabilities incurred in the ordinary course of business which are not required by GAAP to be reflected on a balance sheet.

Section 2.16    Powers of Attorney. There are no outstanding powers of attorney executed on behalf of MSTI.

Section 2.17    Certain Business Relationships with Affiliates. No Affiliate (as defined below) of MSTI (a) owns any property or right, tangible or intangible, which is used in the business of MSTI, (b) has any claim or cause of action against MSTI, or (c) owes any money to, or is owed any money by MSTI. As used herein, the term Affiliate means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For purposes of this definition, “control,” when used with respect to any specified person, means the power to direct or cause the direction of the management and policies of such Person, directly or indirectly, whether through ownership of voting securities or by contract or otherwise, and the terms “controlling” and “controlled by” have correlative meanings to the foregoing.

Section 2.18    Financial Information. Financial statements of MSTI (collectively, the “Financial Statements”) have been delivered to Meridian. To the actual knowledge of MSTI, the Financial Statements were prepared in accordance with GAAP, are true and correct in all material respects as of the respective dates thereof and for the periods referred to therein and are consistent with the books and records of MSTI, which books and records are complete, and accurate.

The term “actual knowledge,” as used herein shall mean the actual current knowledge, without any duty of investigation or inquiry.

ARTICLE III

Representations and Warranties of

The Selling SHAREHOLDERS

The Selling Shareholders represent and warrant to the Company that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 3.01    Good Title. The Selling Shareholders are the record and beneficial owners, and have good title to, the Exchange Shares, with the full right and authority to sell and deliver such Exchange Shares, free and clear of any and all liens, encumbrances, pledges, security interests, claims, charges, options, rights of first refusal, proxies, voting trusts, or agreements, transfer restrictions under any equity holder or similar agreement or any other restriction or limitation whatsoever, including any contract granting any of the foregoing (collectively, the “Title Liens”), to the Company pursuant to the Exchange. The Company, as the new owner of the Exchange Shares, will receive good title to the Exchange Shares, free and clear of all Title Liens.

Section 3.02    Power; Enforceability. The Selling Shareholders are of majority age and have the legal capacity to execute and deliver this Agreement and consummate the transactions contemplated hereby, and to perform their obligations under this Agreement. This Agreement constitutes a legal, valid, and binding obligation of the Selling Shareholders, enforceable against the Selling Shareholders in accordance with its terms, except as may be limited by bankruptcy, moratorium or other similar laws affecting the enforcement of creditors’ rights generally, or principles of equity.

Section 3.03    No Conflicts. The execution and delivery of this Agreement by the Selling Shareholders and the performance by the Selling Shareholders of their obligations hereunder in accordance with the terms hereof (i) will not require the consent of any third party or governmental entity under any laws, (ii) will not violate any laws applicable to the Selling Shareholders or the Exchange Shares and (iii) will not violate or breach any contractual obligation to which the Selling Shareholders are a party or under which the Exchange Shares are bound.

Section 3.04    Acquisition of the Meridian Stock for Investment.

(a)         Purchase Entirely for Own Account. The Exchange Shares proposed to be acquired by the Selling Shareholders hereunder will be acquired for investment for the Selling Shareholders’ own account and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and the Selling Shareholders have no present intention of selling, granting any participation in or otherwise distributing the Meridian Stock, except in compliance with applicable securities laws. The Selling Shareholders further represent that they do not have any contract, undertaking, agreement or arrangement with any Person to sell, transfer or grant participation to such Person with respect to the Meridian Stock. For purposes of this Agreement, “Person” means any individual, partnership, corporation, association, joint stock company, trust, joint venture, unincorporated organization or governmental entity (or any department, agency or political subdivision thereof) or other entity.

(b)         The Selling Shareholders (i) can bear the economic risk of their investment and (ii) possesses such knowledge and experience in financial and business matters that they are capable of evaluating the merits and risks of their investment in the Company and its securities.

(c)         The Selling Shareholders understand that the Meridian Stock is not registered under the Securities Act and that the issuance hereof to the Selling Shareholders are intended to be exempt from registration under the Securities Act pursuant to Regulation D promulgated thereunder (“Regulation D”). The Selling Shareholders are “accredited investors,” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2) of the Securities Act. The certificates representing the Meridian Stock issued to the Selling Shareholders shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable Securities Laws (as defined herein):

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT of 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

(d)         The Selling Shareholders acknowledge that neither the Securities and Exchange Commission, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

(e)         The Selling Shareholders acknowledge that they have carefully reviewed such information as they have deemed necessary to evaluate an investment in the Company and its securities. To the full satisfaction of the Selling Shareholders, they have been furnished all materials that they have requested relating to the Company and the issuance of the Meridian Stock hereunder. Notwithstanding the foregoing, nothing herein shall derogate from or otherwise modify the representations and warranties of the Company set forth in this Agreement, on which the Selling Shareholders have relied in making an exchange of the Exchange Shares for the Meridian Stock.

(f)          The Selling Shareholders understand that the Meridian Stock may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Meridian Stock or any available exemption from registration under the Securities Act, the Meridian Stock may have to be held indefinitely and the Selling Shareholders further acknowledge that the Meridian Stock may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied, including, without limitation, the Company’s compliance with the reporting requirements under the Exchange Act.

Section 3.05    Additional Legend; Consent. Additionally, the Meridian Stock will bear any legend required by the “blue sky” laws of any state to the extent such laws are applicable to the securities represented by the certificate so legended and the Selling Shareholders consent to the Company making a notation on its records or giving instructions to any transfer agent of the Meridian Stock in order to implement the restrictions on transfer of the Meridian Stock.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

The Company represents and warrants to MSTI and the Selling Shareholders that, as of the date hereof, except for those representations and warranties that speak of a different date:

Section 4.01    Organization, Standing and Corporate Power of the Company. The Company is duly incorporated, validly existing and in good standing under the laws of the State of Georgia and has the requisite corporate power and authority to carry on its business as now being conducted. The Company is duly qualified or licensed to do business and is in good standing in each jurisdiction in which the nature of its business or the ownership or leasing of its properties makes such qualification or licensing necessary, other than in such jurisdictions where the failure to be so qualified or licensed (individually or in the aggregate) would not have a Material Adverse Effect with respect to the Company.

Section 4.02    Capital Structure. The authorized capital stock of the Company consists of (i) 75,000,000 shares of common stock, $0.025 par value, of which 6,944,244 shares are issued and outstanding as of the date hereof, (ii) 5,000,000 shares of preferred stock, $0.01 par value, of which (a) 51 shares of Series A Preferred Stock authorized of which 51 shares of Series A Preferred Stock are issued and outstanding; (b) 71,120 shares of Series B Preferred Stock authorized of which 0 shares of Series B Preferred Stock are issued and outstanding; (c) 67,361 shares of Series C Preferred Stock authorized of which 0 shares of Series C Preferred Stock are issued and outstanding; and (d) 4,861,468 shares of undesignated “blank check” preferred stock. There are no outstanding bonds, debentures, notes or other indebtedness or other securities of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which shareholders of the Company may vote. Except as disclosed in the Company’s pubic securities filings, there are no outstanding securities, options, warrants, calls, rights, commitments, agreements, arrangements or undertakings of any kind to which the Company is a party or by which it is bound obligating the Company to issue, deliver or sell, or cause to be issued, delivered or sold, additional common stock of the Company or other equity or voting securities of the Company or obligating the Company to issue, grant, extend or enter into any such security, option, warrant, call, right, commitment, agreement, arrangement or undertaking.  There are no outstanding contractual obligations, commitments, understandings or arrangements of the Company to repurchase, redeem or otherwise acquire or make any payment in respect of any common stock of the Company or any other securities of the Company. There are no agreements or arrangements pursuant to which the Company is or could be required to register the Company’s common stock or other securities under the Securities Act or other agreements or arrangements with or among any holders of the Company or with respect to any securities of the Company.

Section 4.03    Authority; Non-Contravention. The Company has all requisite authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been (or at Closing will have been) duly authorized by all necessary corporate action on the part of the Company. This Agreement has been duly executed and delivered by and constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms. The execution and delivery of this Agreement does not, and the consummation of the transactions contemplated by this Agreement and compliance with the provisions of this Agreement will not, conflict with, or result in any breach or violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation or acceleration of or “put” right with respect to any obligation or to loss of a material benefit under, or result in the creation of any lien upon any of the properties or assets of the Company under, (i) the Articles of Incorporation or bylaws of the Company, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other agreement, instrument, permit, concession, franchise or license applicable to the Company or their respective properties or assets, or (iii) subject to the governmental filings and other matters referred to in the following sentence, any judgment, order, decree, statute, law, ordinance, rule, regulation or arbitration award applicable to the Company or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, breaches, violations, defaults, rights, losses or liens that individually or in the aggregate could not have a Material Adverse Effect with respect to the Company or could not prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement. No consent, approval, order or authorization of, or registration, declaration or filing with, or notice to, any governmental entity is required by or with respect to the Company in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company, as the case may be, of any of the transactions contemplated by this Agreement, except, as required, such other consents, approvals, orders, authorizations, registrations, declarations, filings or notices as may be required under the “blue sky” laws of various states.

Section 4.04     Litigation; Labor Matters; Compliance with Laws.

(i) There is no suit, action or proceeding or investigation pending or threatened against or affecting the Company or any basis for any such suit, action, proceeding or investigation that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect with respect to the Company or prevent, hinder or materially delay the ability of the Company to consummate the transactions contemplated by this Agreement, nor is there any judgment, decree, injunction, rule or order of any governmental entity or arbitrator outstanding against the Company having, or which, insofar as reasonably could be foreseen by the Company, in the future could have, any such effect.

(ii) The Company is not a party to, or bound by, any collective bargaining agreement, contract or other agreement or understanding with a labor union or labor organization, nor is it the subject of any proceeding asserting that it has committed an unfair labor practice or seeking to compel it to bargain with any labor organization as to wages or conditions of employment nor is there any strike, work stoppage or other labor dispute involving it pending or, to its knowledge, threatened, any of which could have a Material Adverse Effect with respect to the Company.

(iii) The conduct of the business of the Company complies with all statutes, laws, regulations, ordinances, rules, judgments, orders, decrees or arbitration awards applicable thereto.

ARTICLE V

COVENANTS

Section 5.01    Securities Law Compliance. Each of the Company and MSTI understand and agree that the consummation of this Agreement, including the issuance of the Meridian Stock to the Selling Shareholders in exchange for the Exchange Shares upon Closing as contemplated hereby, constitutes the offer and sale of securities under the Securities Act and applicable state statutes. Each of the Company and MSTI agree that such transactions shall be consummated in reliance on exemptions from the registration requirements of such statutes, which depend, among other items, on the circumstances under which such securities are acquired. Furthermore, in connection with the transactions contemplated by this Agreement, the Company and MSTI shall each file, with the assistance of the other and their respective legal counsel, such notices, applications, reports or other instruments as may be deemed by them to be necessary or appropriate in an effort to document reliance on such exemptions, and the appropriate regulatory authority in the state where the Selling Shareholders reside, unless an exemption requiring no filing is available in such jurisdiction, all to the extent and in the manner as may be deemed by the Parties to be appropriate.

Section 5.02    Access to Information; Confidentiality.

(a)         The Parties hereto shall, and shall cause its officers, Selling Shareholders, employees, counsel, financial advisors and other representatives to, afford to any other party and its representatives reasonable access during normal business hours during the period prior to the Closing Date of the Agreement to its properties, books, contracts, commitments, personnel and records and, during such period, the parties shall, and shall cause each of its officers, employees and representatives to, furnish promptly to any other party all information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. For the purposes of determining the accuracy of the representations and warranties of each Party set forth herein and compliance by each Party of its obligations hereunder, during the period prior to the Closing Date of the Exchange, each party shall provide each other party and its representatives with reasonable access during normal business hours to its properties, books, contracts, commitments, personnel and records as may be necessary to enable each party to confirm the accuracy of the representations and warranties of each other party set forth herein and compliance by each party of their obligations hereunder, and, during such period, cause its, officers, employees and representatives to, furnish promptly to each party upon its request (i) a copy of each report, schedule, registration statement and other document filed by it during such period pursuant to the requirements of federal or state securities laws and (ii) all other information concerning its business, properties, financial condition, operations and personnel as such other party may from time to time reasonably request. Except as required by law, each party will hold, and will cause its respective directors, officers, employees, accountants, counsel, financial advisors and other representatives and Affiliates to hold, any nonpublic information concerning another party in strict confidence.

(b)         No investigation pursuant to this Section shall affect any representations or warranties of the parties herein or the conditions to the obligations of the parties hereto.

Section 5.03    Commercially Reasonable Best Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use its commercially reasonable best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Exchange and the other transactions contemplated by this Agreement. The Parties hereto will use their commercially reasonable best efforts and cooperate with one another (i) in promptly determining whether any filings are required to be made or consents, approvals, waivers, permits or authorizations are required to be obtained (or, which if not obtained, would result in an event of default, termination or acceleration of any agreement or any put right under any agreement) under any applicable law or regulation or from any governmental authorities or third parties, including parties to loan agreements or other debt instruments and including such consents, approvals, waivers, permits or authorizations as may be required to transfer the assets and related liabilities of the Company in the Exchange, in connection with the transactions contemplated by this Agreement, and (ii) in promptly making any such filings, in furnishing information required in connection therewith and in timely seeking to obtain any such consents, approvals, permits or authorizations. The Parties hereto shall mutually cooperate in order to facilitate the achievement of the benefits reasonably anticipated from the Exchange.

Section 5.04    Further Assurances. Subject to the terms and conditions herein provided, each Party shall use its reasonable best efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective this Agreement and the transactions contemplated herein.

ARTICLE VI

INDEMNIFICATION

Section 6.01.    The Selling Shareholders shall indemnify and hold harmless, for a period of one year from the date of this Agreement, the Company and its officers, directors, shareholders, employees, attorneys, accountants, representatives and agents from and against any and all losses, damages, fees, costs, expenses, obligations and liabilities (collectively, the “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other governmental or administrative agency proceedings in respect thereof, including enforcement of this Agreement (collectively, the “Actions” and together with the Liabilities, the “Losses”), arising out of or based on (i) any inaccuracy in or any breach of any representation of MSTI or such Selling Shareholder contained in this Agreement, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement of MSTI or the Selling Shareholders in this Agreement or any related agreement; provided, however, that such indemnification will not be joint or several and the amount of such indemnification by any single Selling Shareholder will not exceed the amount that is equal to (x) the number of shares of Meridian Stock issued to such Selling Shareholder pursuant to this Agreement multiplied by (y) $2.90, payable in accordance herewith by such Selling Shareholder in cash or by return of such shares of Meridian Stock (valued at $2.90 per share), to be determined solely in the discretion of such Selling Shareholder.

Section 6.02.    The Company shall indemnify the Selling Shareholders from and against any and all Losses to which it may become subject arising out of or based on (i) any inaccuracy in or any breach of any representation of the Company contained in this Agreement, or misrepresentations made hereunder or (ii) a material breach of any covenant or agreement of the Company in this Agreement or any related agreement.

Section 6.03.    Without limiting the foregoing, Losses include, but are not limited to, all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement.

Section 6.04.    The indemnification provided for in this Article VI shall survive the consummation of the Transactions contemplated hereby.

ARTICLE VII

MISCELLANEOUS

Section 7.01    Brokers. Each Party agrees that there were no finders or brokers involved in bringing the Parties together or who were instrumental in the negotiation, execution or consummation of this Agreement. Each Party agrees to indemnify the other against any claim by any third Person for any commission, brokerage or finder’s fee arising from the transactions contemplated hereby based on any alleged agreement or understanding between the indemnifying party and such third Person, whether express or implied, from the actions of the indemnifying party.

Section 7.02    Governing Law. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each Party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the State of New York, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each Party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such Party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law.

Section 7.03    Notices. All notices or other communications required or permitted by this Agreement shall be in writing and addressed as follows:

If to Meridian Waste Solutions, Inc.	Meridian Waste Solutions, Inc.
12540 Broadwell Road, Suite 2104
Milton, Georgia 30004
Attn: Jeffrey Cosman, CEO

With Copies to:	Lucosky Brookman LLP
101 Wood Avenue South, 5th Fl
Woodbridge, NJ 08830
Attn: Joseph M. Lucosky

If to Mobile Science Technologies, Inc.:	Mobile Science Technologies, Inc.
12540 Broadwell Road, Suite 2104
Milton, Georgia 30004
Attn: Jeffrey Cosman, Sole Director

If to the Selling Shareholders:	[addresses designated to Meridian by MSTI]

or such other addresses as shall be furnished in writing by any Party in the manner for giving notices hereunder.

Notice shall be deemed to have been duly received:

(a)         if given email, when transmitted and the appropriate confirmation received, as applicable, if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission;

(b)         if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mail; and

(c)         if given by courier, messenger or other means, when received or personally delivered and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any Party to the other Parties pursuant to notice given by such Party in accordance with the provisions of this Section 6.03.

Section 7.04    Attorneys Fees. In the event that any Party institutes any action or suit to enforce this Agreement or to secure relief from any default hereunder or breach hereof, the prevailing Party shall be reimbursed by the losing Party for all costs, including, without limitation, reasonable attorneys’ fees, incurred in connection therewith and in enforcing or collecting any judgment rendered therein.

Section 7.05    Third Party Beneficiaries. This contract is strictly between the Company, MSTI, and the Selling Shareholders and, except as specifically provided, no other Person shall be deemed to be a third party beneficiary of this Agreement.

Section 7.06    Expenses. The Company shall bear the expenses, including legal, accounting and professional fees, incurred in connection with this Agreement and any other agreements in connection therewith, the Exchange or any of the other transactions contemplated hereby.

Section 7.07    Entire Agreement. This Agreement and the related documents referenced herein represent the entire agreement between the Parties relating to the subject matter hereof, and supersedes all prior agreements, understandings and negotiations, written or oral, with respect to such subject matter.

Section 7.08    Survival; Termination. The representations, warranties and covenants of the respective Parties shall survive the consummation of the transactions herein contemplated for a period of one year.

Section 7.09    Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, and all of which taken together shall be but a single instrument. Signatures delivered by email shall be deemed original signatures.

    Section 7.10 Independent Counsel. MSTI and the Selling Shareholders acknowledge that they have been provided with an opportunity to consult with their own legal counsel and tax or other advisors with respect to this Agreement.

Section 7.11    Amendment or Waiver. Every right and remedy provided herein shall be cumulative with every other right and remedy, whether conferred herein, at law or in equity, and may be enforced concurrently therewith, and no waiver by any Party of the performance of any obligation by the other shall be construed as a waiver of the same or any other default then, theretofore or thereafter occurring or existing. This Agreement may by amended by a writing signed by all Parties, with respect to any of the terms contained herein, and any term or condition of this Agreement may be waived or the time for performance may only be extended by a writing signed by the Party or Parties for whose benefit the provision is intended.

[Signature pages follow]

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed as of the date first written above, and the corporate and company parties have caused this Agreement to be executed by their respective Chief Executive Officer and President, hereunto duly authorized.

MERIDIAN WASTE SOLUTIONS, inc.

By:
	Name:	Jeffrey Cosman
	Title:	Chief Executive Officer

Mobile science technologies, inc.

By:
	Name:	Mary O’Brien
	Title:	President

[Signature page to the Agreement]